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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   --------

                                   FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            NIPSCO CAPITAL TRUST I
            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                  35-6675146
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)


c/o NIPSCO Capital Markets, Inc.
    801 East 86th Avenue
    Merrillville, Indiana                                    46410
(Address of principal executive offices)                   (Zip Code)


If this Form relates to the            If this Form relates to the
registration of a class of debt        registration of a class of debt
securities and is effective upon       securities and is to become effective
filing pursuant to General             simultaneously with the effectiveness
Instruction A(c)(1) please check       of a concurrent registration
the following box. [_]                 statement under the Securities Act of
                                       1933 pursuant to General Instruction
                                       A(c)(2) please check the following
                                       box. [_]

Securities Act registration number to which this form relates: 333-69279-02

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

         Preferred Securities               The New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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     This Amendment No. 1 amends the Form 8-A filed by NIPSCO Capital Trust I on
February 12, 1999. This Amendment is filed for the purpose of correcting the filing date of the Form 8-A filed by NIPSCO Industries, Inc., to which certain exhibits are incorporated by reference and which was intended to be filed in advance of the Form 8-A being amended.

Item 1. Description of Registrant's Securities to be Registered

     The class of securities to be registered hereby are the Preferred Securities (the "Preferred Securities") of NIPSCO Capital Trust I, a Delaware statutory business trust.

     For a description of the Preferred Securities, reference is made to the Prospectus Supplement dated February 9, 1999 to the Prospectus contained in the Registration Statement on Form S-3 of NIPSCO Industries, Inc., NIPSCO Capital Markets, Inc. and NIPSCO Capital Trust I (Registration Nos. 333-69279, 333-69279-01 and 333-69279-02) (the "Form S-3") , which description is incorporated herein by reference.

Item 2. Exhibits

  1(a)  The Prospectus and the           Incorporated herein by reference to
        Prospectus Supplement            the filing made under Rule 424(b)(5)
                                         by NIPSCO Industries, Inc., NIPSCO
                                         Capital Markets, Inc. and NIPSCO
                                         Capital Trust I on February 11, 1999.

  4(a)  Certificate of Trust of          Incorporated herein by reference to
        NIPSCO Capital Trust I, dated    Exhibit 4.6 to the Form S-3.
        December 17, 1998

  4(b)  Declaration of Trust of          Incorporated herein by reference to
        NIPSCO Capital Trust I, dated    Exhibit 4.7 to the Form S-3.
        December 17, 1998

  4(c)  Indenture dated February         Incorporated herein by reference to
        14, 1997 among NIPSCO Capital    Exhibit 4.1 to the Registration
        Markets, Inc., NIPSCO            Statement on Form S-3 filed by NIPSCO
        Industries, Inc. and The Chase   Capital Markets, Inc. and NIPSCO
        Manhattan Bank, as Trustee       Industries, Inc. on February 25, 1997
                                         (Registration No. 333-22347).

  4(d)  First Supplemental Indenture     Incorporated herein by reference to
        to the Indenture dated           Exhibit 4(d) to the Form 8-A filed by
        February 14, 1997 among          NIPSCO Industries, Inc. on February 16,
        NIPSCO Capital Markets, Inc.,    1999.
        NIPSCO Industries, Inc. and The
        Chase Manhattan Bank, as Trustee



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  4(e)  Form of Debenture                Incorporated herein by reference
                                         to Exhibit 4(e) to the Form 8-A filed
                                         by NIPSCO Industries, Inc. on
                                         February 16, 1999.

  4(f)  Form of Amended and Restated     Incorporated herein by reference
        Declaration of Trust of NIPSCO    to Exhibit 4.8 to the Form S-3.
        Capital Trust I

  4(g)  Form of Certificate Evidencing   Incorporated herein by reference to
        Preferred Securities of NIPSCO   Exhibit A to Exhibit 4.8 to the
        Capital Trust I                  Form S-3.

  4(h)  Form of Guarantee Agreement to   Incorporated herein by reference to
        be executed and delivered by     Exhibit 4.5 to the Form S-3.
        NIPSCO Capital Markets, Inc.
        and The Chase Manhattan Bank,
        as Trustee

  4(i)  Form of Purchase Contract        Incorporated herein by reference to
        Agreement between NIPSCO         Exhibit 4.10 to the Form S-3.
        Industries, Inc. and The
        Chase Manhattan Bank, as
        Purchase Contract Agent

  4(j)  Form of Certificate Evidencing   Incorporated herein by reference to
        Corporate PIES                   Exhibit A to Exhibit 4.10 to the
                                         Form S-3.

  4(k)  Form of Certificate Evidencing   Incorporated herein by reference to
        Treasury PIES                    Exhibit B to Exhibit 4.10 to the
                                         Form S-3.


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  4(l)  Form of Pledge Agreement         Incorporated herein by reference to
        among NIPSCO Industries,         Exhibit 4.11 to the Form S-3.
        Inc., The First National
        Bank of Chicago, as
        Collateral Agent and
        Securities Intermediary,
        and The Chase Manhattan Bank,
        as Purchase Contract Agent

  4(m)  Support Agreement dated          Incorporated herein by reference to
        April 4, 1989 as amended as of   Exhibit 4.2 to the Registration
        May 15, 1989, December 10, 1990  Statement on Form S-3 filed by NIPSCO
        and February 14, 1991 between    Capital Markets, Inc. and NIPSCO
        NIPSCO Industries, Inc. and      Industries, Inc. on November 13, 1992
        NIPSCO Capital Markets, Inc.     (Registration No. 333-54516).

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       NIPSCO CAPITAL TRUST I
                                            (Registrant)

                                       By: NIPSCO Capital Markets, Inc.,
                                           as Sponsor

                                       By: /s/ Francis P. Girot, Jr.
                                           -------------------------------------
                                               Francis P. Girot, Jr.
                                               Treasurer